EXHIBIT 10.5

SECOND AMENDED AND RESTATED SOTHEBY'S

RESTRICTED STOCK UNIT PLAN

(Reflecting Amendments Effective as of January 1, 2015)

SECOND AMENDED AND RESTATED
SOTHEBY'S RESTRICTED STOCK UNIT PLAN

(Reflecting Amendments Effective as of January 1, 2015)

TABLE OF CONTENTS

Page

ARTICLE 1	BACKGROUND, AMENDMENT
PURPOSE AND TERM        1

1.1    Establishment of Original Plan and Amendment
and Restatement of Plan        1
1.2    Plan Amendments        1
1.3    Purpose of Plan        1
1.4    Adoption and Term        1

ARTICLE 2    DEFINITIONS        1

ARTICLE 3    ADMINISTRATION        5

3.1    Administration        5
3.2    Expenses of Administration        6
3.3    Indemnification        6

ARTICLE 4    SHARES OF COMMON STOCK SUBJECT TO THE PLAN        6

4.1    Shares Subject to the Plan        6
4.2    Restricted Stock Units
Subject to Forfeited or Terminated Awards or Withholding Tax        6

ARTICLE 5    PARTICIPATION        6

ARTICLE 6    RESTRICTED STOCK UNITS        6

6.1    Grant of Restricted Stock Units        6
6.2    Establishment of Performance Criteria and Restrictions        7
6.3    Transfer of Shares        7
6.4    Voting and Dividend Rights        7

ARTICLE 7    TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS        8

7.1    Award Agreements        8
7.2    Plan Provisions Control Terms        8
7.3    Time Vesting        8
7.4    Acceleration of Vesting        9
7.5    Taxes and Withholding        9
7.6    Surrender of Restricted Stock Units        9
7.7    Incorporation by Reference
of Articles of Incorporation        9

ARTICLE 8    AMENDMENT AND TERMINATION OF THE PLAN;
REORGANIZATIONS AND RECAPITALIZATIONS
OF THE CORPORATION        9

8.1    Amendment of the Plan        9
8.2    Termination of the Plan        10    8.3    Reorganizations and Recapitalizations of
the Corporation        10

ARTICLE 9    COMPLIANCE WITH OTHER LAWS AND REGULATIONS        11

9.1    Registration or Qualification of Securities        11
9.2    Representation        11

ARTICLE 10    RESTRICTIONS ON TRANSFER        11

ARTICLE 11    GENERAL PROVISIONS        11

11.1    No Right to Continued Employment        11
11.2    Beneficiaries or Representatives of a Participant        11
11.3    Elimination of Fractional Shares        11
11.4    Inspection of Records        12
11.5    Word Meanings        12
11.6    Section Titles        12
11.7    Severability        12
11.8    Compliance with Section 16(b) of the Securities
Exchange Act        12

11.9     Strict Construction        12
11.10     Choice of Law        12
11.11    Section 409A………………………………………………………………        13

SOTHEBY'S SECOND AMENDED AND RESTATED
RESTRICTED STOCK UNIT PLAN

(Reflecting Amendments Effective as of January 1, 2015)

Article 1
Background, Amendment, Purpose and Term

1.1    Establishment of Original Plan and Second Amended and Restated Plan. The Sotheby’s Holdings, Inc. 2003 Restricted Stock Plan (the “Plan”) was originally established effective May 1, 2003. The Plan was amended and restated in 2006 in connection with the 2005 recapitalization of Sotheby’s Holdings, Inc. and its subsequent reincorporation in the State of Delaware as Sotheby’s. Effective February 1, 2009, the Plan was renamed the Sotheby’s Restricted Stock Unit Plan and amended and restated. At the 2013 Annual Meeting of Shareholders, the Second Amended and Restated Sotheby’s Restricted Stock Unit Plan was approved by shareholders, effective as of March 1, 2013. The Plan was later amended pursuant to the First Amendment to the Second Amended and Restated Sotheby’s Restricted Stock Unit Plan, made and entered into on November 5, 2014 and effective as of January 1, 2015.

1.2    Plan Amendments. The Plan was amended and restated effective as of March 1, 2013 to (a) increase the number of reserved shares for issuance by 3,000,000 shares to permit future grants; (b) renew the provision permitting the reissuance of shares withheld upon vesting or settlement for income tax withholding for an additional ten years; and (c) eliminate Restricted Stock, Restricted Stock Entitlements and the French Sub-Plan. The Plan was further amended effective as of January 1, 2015 in order to address the vesting of Restricted Stock Units and Performance Share Units in the event of a change in control with the purpose of the Amendment being to provide for such vesting only in the event of a “double trigger”; that is, a change in control followed by a termination.

1.3    Purpose of Plan. The purpose of the Plan is to promote the interests of the Corporation and its shareholders by providing certain Employees of the Corporation with additional incentives to continue and increase their efforts with respect to achieving success in the business of the Corporation and its Subsidiaries and attracting and retaining the best available personnel to participate in the ongoing business operations of the Corporation and its Subsidiaries.

1.4    Adoption and Term. The Plan has been approved by the Board of Directors of the Corporation. The Plan will remain in effect until terminated or abandoned by action of the Board of Directors.

Article 2
Definitions

In the Plan, whenever the context so indicates, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other, the terms "he," "his," and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:

2.1    "Articles of Incorporation" means the Articles of Incorporation of the Corporation, or other similar document of any successor to the Corporation, as the same may be amended from time to time.

2.2    “Award” means individually or collectively, a grant of Restricted Stock Units under this Plan.

2.3    “Award Agreement” means an agreement entered into by each Participant and the Corporation, setting forth the terms and provisions applicable to Awards granted to Participants under the Plan.

2.4    "Beneficiary" means (i) an individual, trust, or estate, who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of a Participant under the Plan upon the Participant's death; or (ii) an individual who, as a result of designation by a Participant, succeeds to the rights and obligations of such Participant under the Plan and the Award Agreement upon such Participant's death.

2.5    "Board of Directors" means the Board of Directors of the Corporation.

2.6    "Business Day" means any Day on which the New York Stock Exchange is open for trading.

2.7     “Cause” means and is limited to:

(a)    a Participant’s conviction for a felony crime; or

(b)    fraud, willful malfeasance, gross negligence, or any other act in connection with performance of a Participant’s duties which is materially injurious to the Corporation.

2.8    “Change in Control” means the date upon which: (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”), shall become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of Common Stock of the Corporation enabling such Person to elect a majority of the members of the Board of Directors of the Corporation; or (ii) the individuals who constitute the Board (the “Incumbent Board”) cease for any reason within any period of 12 consecutive months to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then compromising the Incumbent Board shall be considered as though the individual were a member of the Incumbent Board.

2.9    "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

2.10    "Common Stock" means Corporation, par value $0.01 per share.

2.11    "Compensation Committee" or "Committee" means the Compensation Committee established by the Board of Directors, or such other committee as the Board may establish and assign the responsibility of administering this Plan.

2.12    "Confidential Information" means, with respect to the Corporation and its Subsidiaries, any confidential information regarding the financial situation and particular needs of the Corporation and its Subsidiaries as well as of, or relating to, their customers and clients (including, without limitation, consignors, buyers and principals), the identity of such Persons, client lists, documents and information regarding the Corporation's and any Subsidiary's sales data, marketing, operational and appraisal techniques, contracts, pricing, costs and profits, and any other information maintained as proprietary or as trade secrets or as confidential.

2.13    "Corporation" means Sotheby's, a Delaware corporation, and any successor in interest to the business of the Corporation that has, by agreement, adopted the Plan.

2.14    "Date of Grant", with respect to an Award, means the date on which the Compensation Committee grants such Award pursuant to the Plan.

2.15    "Day" means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action ends is not a Business Day, such period shall end on the next Business Day.

2.16    "Disability" or "Disabled" means, with respect to an Employee, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Employee incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three hundred sixty-five (365) Days. The Disability of an Employee and the date upon which an Employee ceases to be employed by reason of Disability shall be determined by the Compensation Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Compensation Committee deems necessary and desirable, and its good faith determination shall be conclusive for all purposes of this Plan and the relevant Award Agreement.

2.17    "Employee" means an individual who is and continues to be employed (within the meaning of section 3401 of the Code and the regulations promulgated thereunder) by the Corporation or a Subsidiary (while a corporation continues to be a Subsidiary) including officers (whether or not they may also be directors) of the Corporation or a Subsidiary. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Corporation or a Subsidiary for any reason, including death, Disability, Retirement, for Good Reason or with or without cause. Whether an authorized leave of absence, or an absence due to military or government service, Disability, or any other reason, constitutes a cessation of employment shall be determined by the Compensation Committee, in its sole discretion.

2.18    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.19    "Executive Bonus Plan" means the Sotheby's Executive Bonus Plan, most recently amended as of January 1, 2013, and as it may be further amended from time to time.

2.20    "Fair Market Value" means the value of the underlying shares of Common Stock subject to the Restricted Stock Unit, determined for a particular date as follows:

(a)    if the Common Stock is listed or admitted for trading on any United States national securities exchange, the value of each share underlying the Restricted Stock Unit shall be the closing price per share of Common Stock on such exchange (or, if listed on more than one United States exchange, the principal said exchange) on the relevant Valuation Date hereunder;

(b)    if paragraph (a) is not applicable, the value of each share underlying a Restricted Stock Unit shall be the fair market value as determined by the Committee, in good faith and in accordance with uniform principles consistently applied, on the last day of the relevant Fiscal Year immediately preceding the relevant date hereunder, or such other date as the Committee shall select.

(c)    for purposes of determining taxation of the Restricted Stock Units issued to U.K. employees, the definition of Fair Market Value may be adjusted as required by the Shares Valuation Division of the U.K. Inland Revenue.

2.21     "Fiscal Year" means the fiscal year of the Corporation.

2.22    "Fractional Share" means a portion of, or less than the whole of, a share of Common Stock.

2.23    "Good Reason” means, and is limited to:

(a)    a Participant being required to relocate to a principal place of business more than fifty (50) miles outside the town or city in which the Participant currently works without the Participant’s express consent; or

(b)    any action by the Corporation that results in a material diminution in a Participant’s authority, duties and responsibilities or a reduction in base salary greater than ten percent (10%) of base salary without that Participant’s express consent (except in connection with the termination of that Participant’s employment for Cause or as a result of his death or Disability or temporarily as a result of his illness or other absence);

provided, however, that the Participant shall provide the Corporation thirty (30) days’ prior written notice from the date one of the above-referenced events occurs constituting Good Reason that he is terminating his employment for Good Reason, and the Corporation shall have thirty (30) days following the receipt of that written notice to correct such circumstances.

2.24    "Participant" means an Employee who has an outstanding Award granted under this Plan.

2.25    "Period of Restriction" means the period during which the transfer of shares of Common Stock subject to a Restricted Stock Unit Award is subject to a substantial risk of forfeiture or limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Compensation Committee, in its discretion) as provided in Section 6.2 or 7.3.

2.26    "Person" or "Persons" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

2.27    "Plan" means the Sotheby’s Restricted Stock Unit Plan as amended and restated effective as of March 1, 2013, as such plan may be amended from time to time.

2.28    "Reporting Person" means any and all Employees subject to Section 16 of the Exchange Act.

2.29    "Restricted Stock Units" means an Award of a hypothetical share of Common Stock granted to a Participant pursuant to Article 6. The Restricted Stock Unit Award represents the right to receive a payment upon vesting or other lapse of restrictions of the numbers of shares of Common Stock covered by the Award. The value of each Restricted Stock Unit is equal to the value of one share of Common Stock on the relevant Valuation Date. Restricted Stock Units are settled only in shares of Common Stock and not in cash.

2.30    "Retirement" means the termination of employment by an Employee after the attainment of the age of sixty-five (65) years or upon such earlier date as required by local law or as otherwise determined or approved by the Compensation Committee and under any other conditions the Committee may add including, but not limited to, a minimum length of service requirement.

2.31    “Section 162(m) Subcommittee” shall be a Subcommittee of the Compensation Committee comprised solely of two or more members of the Board, as determined by the Board from time to time, each of whom shall be (i) a “non-employee director” as that term is defined and interpreted pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act and (ii) an "outside director" as that term is defined and interpreted pursuant to section 162(m) of the Code and the regulations thereunder. The purpose of the Section 162(m) Subcommittee is to approve Restricted Stock Unit Awards to “covered employees” (as defined in Code Section 162(m)) so that the Restricted Stock Units can qualify as performance-based compensation under Code Section 162(m).

2.32    ”Securities Act” means the Securities Act of 1933, as amended.

2.33    "Subsidiary" means any corporation at least 50% of the total combined voting power of which is owned by the Corporation or another Subsidiary.

2.34    "Transfer" means any assignment, sale, transfer, conveyance, mortgage or other encumbrance, pledge, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

2.35    "Valuation Date" means, with respect to an Award of Restricted Stock Units, the Business Day immediately preceding either (a) the vesting date or (b) any other event applicable to such Award. Whenever reference is made to a Valuation Date, it shall mean, with respect to the Common Stock, the value at the close of trading on such Valuation Date, and with respect to any other item, midnight in New York City, New York at the end of such Valuation Date.

Article 3
Administration

3.1    Administration. The Plan shall be administered by the Committee in accordance with this Article 3. Subject to the terms and conditions of the Plan, the Committee or the Section 162(m) Subcommittee as applicable shall have the sole discretionary authority:

(a)    to authorize the granting of Restricted Stock Unit Awards;

(b)    to select any Reporting Persons who are to be granted Restricted Stock Units under the Plan and to determine, subject to the limitations provided in Section 6.1 hereof, the number of Restricted Stock Units to be granted to each Reporting Person;

(c)    to construe and interpret the Plan;

(d)    to establish and modify administrative rules for the Plan;

(e)    to impose such conditions and restrictions with respect to the Restricted Stock Unit Awards, not inconsistent with the terms of the Plan, as it determines appropriate;

(f)    to execute or cause to be executed Award Agreements; and

(g)    generally, to exercise such power and perform such other acts in connection with the Plan and the Awards and to make all determinations under the Plan as it may deem necessary or advisable or as required, provided or contemplated hereunder.

Action taken or not taken by the Compensation Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s).

The Committee may delegate to one or more Persons any of its powers, other than its power to authorize the granting of Awards, hereinbefore or hereinafter provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Compensation Committee, including administration of the Plan. Notwithstanding the foregoing, the Committee may not delegate a power if the delegation of such power would cause the Plan to fail to satisfy the plan administration requirements set forth in Rule 16b-3(c) promulgated under the Exchange Act or section 162(m) of the Code and the regulations promulgated thereunder. Any Person or Persons delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

3.2    Expenses of Administration. The Corporation shall pay all costs and expenses of administering the Plan.

3.3    Indemnification. The Committee, members of the Committee, and each Person or Persons designated or delegated by the Committee, and the shareholders, directors and officers of the Corporation, shall be entitled to indemnification and reimbursement from the Corporation for any action or any failure to act in connection with services performed by or on behalf of the Committee for the benefit of the Corporation to the fullest extent provided or permitted by the Corporation's Articles of Incorporation and by any insurance policy or other agreement intended for the benefit of the Committee as a committee of the Board of Directors or otherwise, or by any applicable law.

Article 4
Shares of Common Stock Subject to the Plan

4.1    Shares Subject to the Plan. The shares of stock underlying Restricted Stock Unit Awards granted under the Plan shall be shares of the Corporation’s authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 8.3 hereof, the aggregate number of shares of Common Stock that may be issued by the Corporation under the Plan is 9,500,000 shares of Common Stock. The number of shares of Common Stock underlying Restricted Stock Units shall not exceed the relevant number of shares of Common Stock remaining available for issuance under the Plan.

4.2    Restricted Stock Units Subject to Forfeited or Terminated Awards or Withholding Tax. In the event that any shares of Common Stock underlying Restricted Stock Unit Awards, with respect to an outstanding Award are forfeited, surrendered, expire or are terminate for any reason before the Period of Restriction has been satisfied, all shares allocable to the forfeited or terminated portion of such Award shall again be available for Awards subsequently granted under the Plan. If a Participant elects or is deemed to have elected to have shares of stock withheld in satisfaction of tax withholding obligations prior to April 28, 2023, the withheld shares of stock shall, for purposes of this Section 4.2, be considered to have been surrendered and shall therefore be available for Awards subsequently granted under the Plan. Shares of stock withheld in satisfaction of tax withholding obligations on or after April 28, 2023 shall not be available for Awards subsequently granted under the Plan unless the surrender and reissuance of these shares is approved by shareholders, if such approval is then deemed necessary to comply with applicable rules or regulations.

Article 5
Participation

Plan Participants shall be such Employees as the Compensation Committee may select (who may include officers). In making such selections, the Committee may take into account the nature of the services rendered by such Employees, their present and potential contributions to the Corporation's success, and such other factors as the Committee in its discretion shall deem relevant.

Article 6
Restricted Stock Units

6.1    Grant Restricted Stock Units. The Compensation Committee may cause the Corporation to award Restricted Stock Units under the Plan, subject to such restrictions, conditions and other terms as the Compensation Committee may determine in addition to those set forth herein. Restricted Stock Units may be granted under the Plan as payment of the performance bonuses earned under the Executive Bonus Plan which are intended to be "performance-based compensation" under the provisions of Code Section 162(m). The maximum aggregate number of shares which may be granted pursuant to Awards to any one Employee during a 36-consecutive month period shall be limited to 1 million shares. For purposes of calculating the maximum number of shares of stock granted during a 36-consecutive month period to an Employee who is subject to Code Section 162(m), any shares that are granted and subsequently cancelled or surrendered during such 36-month period, including shares surrendered or cancelled for tax withholding purposes, shall continue to be counted against the maximum number of shares which may be granted to such Employee pursuant to the Plan during such period. Notwithstanding the foregoing, to the extent an adjustment is made to the Common Stock to reflect a change in the corporate capitalization of the Corporation, the additional number of Restricted Stock Units, if any, shall not be counted against the maximum number of shares which may be granted to the Participant.

6.2    Establishment of Performance Criteria and Restrictions. Restricted Stock Unit Awards will be subject to time vesting under Section 7.3. The Compensation Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than time vesting, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Award. Corporate or individual performance criteria include, but are not limited to, achievement of corporate pre-tax earnings thresholds, designated levels or changes in total shareholder return, net income, return on equity, return on assets, EBIDTA, or such other financial measures or performance criteria as the Committee may select. Such restrictions shall be set forth in the Participant’s Award Agreement. Each Award may be subject to a different Period of Restriction as specified in the Award Agreement. Subject to Section 7.4 and except with respect to grants of Restricted Stock Units intended to qualify as performance based compensation for purposes of Section 162(m) of the Code, the Compensation Committee may, in its sole discretion, shorten or terminate the Period of Restriction or waive any other restrictions applicable to all or a portion of such Award.

6.3    Transfer of Shares. The Corporation will establish procedures regarding the delivery of share certificates or the transfer of shares in book entry form. None of the Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which the Restricted Stock Unit vests in accordance with Sections 6.2 and 7.3.

6.4    Voting and Dividend Equivalent Rights.

(a)Restricted Stock Unit Awards. Except as otherwise determined by the Compensation Committee or permitted by applicable law, holders of Restricted Stock Units shall not have the right to vote the underlying shares of stock subject to a Restricted Stock Unit Award until the Period of Restriction has lapsed and the shares have been delivered to the Participant as provided in Section 6.3. Participants will have the right to receive dividend equivalents with respect to the equivalent number of Restricted Stock Units. Such dividend equivalents shall be taxed to the Participant in accordance with applicable law. All distributions, if any, received by an Employee with respect to Restricted Stock Units as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan.

(b)Restricted Stock Unit Awards with Performance-Based Restrictions. Notwithstanding the foregoing, for grants of Restricted Stock Units with performance-based restrictions, Participants’ right to receive dividend equivalents will accrue throughout the vesting period specified in the Award Agreement but will only be paid as the Restricted Stock Units vest. Dividend equivalents, to the extent they are accrued and payable, shall be paid no later than seventy-four (74) days after the Vesting Date. Dividend equivalents shall be taxed to the Participant in accordance with applicable law. All distributions, if any, received by an Employee with respect to Restricted Stock Units as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan.

Article 7
Terms and Conditions of Restricted Stock Units

7.1    Award Agreements. The terms of the Restricted Stock Units granted under the Plan shall be as set forth in a written Award Agreement in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. No Person shall have any rights under the Plan unless and until the Corporation and the Participant have executed an Award Agreement setting forth the grant and the terms and conditions of the Award.

7.2    Plan Provisions Control Terms. The terms of the Plan shall govern all Restricted Stock Unit Awards granted under the Plan. In the event that any provision of an Award Agreement shall conflict with any term in the Plan as constituted on the Date of Grant, the term in the Plan shall control.

7.3    Time Vesting. Except in the case of the death, Disability, or Retirement of a Participant, and subject to the provisions of Sections 6.2 and 7.4 hereof, the Restricted Stock Units granted under the Plan will vest in accordance with the following schedule:

Completed Years of Employment     Cumulative
From Date of Grant    Vesting Percentage

1            25%
2            50%
3            75%
4 or more        100%

In the event a Participant terminates employment prior to 100% vesting or gives notice of termination or the Corporation gives notice of intent to terminate the Participant (regardless of whether or not the Participant is required to work during the notice period), any Restricted Stock Units that are not vested shall cease vesting and be forfeited immediately and permanently unless otherwise determined by the Compensation Committee which may allow vesting to continue through the notice period provided that the originally scheduled vesting and payment dates and performance requirements are not changed. However, a Participant shall be 100% vested in the event he terminates employment or gives notice of termination of employment by reason of death, Disability, or Retirement. With respect to grants of Restricted Stock Units without performance-based restrictions, a Participant shall also be 100% vested on the date of a termination of the Participant’s employment either without Cause by the Corporation or for Good Reason by the Participant if such termination occurs within two (2) years after the date of a Change in Control. With respect to grants of Restricted Stock Units with performance-based restrictions, a Participant shall be vested at 100% of “target” level, and all performance restrictions waived, on the date of a termination of the Participant’s employment either without Cause by the Corporation or for Good Reason by the Participant if such termination occurs within two (2) years after the date of a Change in Control. The preceding two sentences will be effective with respect to Restricted Stock Unit Awards initially granted after January 1, 2015, with or without performance-based restrictions. In such events, the payment date(s) for Restricted Stock Units, whether with or without performance-based restrictions, will be in accordance with the applicable Award Agreement.

Notwithstanding the foregoing, if a Change in Control occurs and the Common Stock thereafter is no longer available for payment of the Restricted Stock Unit Award, or the Restricted Stock Units are not assumed or converted into comparable awards with respect to shares of the acquiring or successor company (or parent thereof), then each Restricted Stock Unit, whether or not previously vested, shall be converted into the right to receive cash or, if the consideration paid to the Common Stock holders in the Change in Control was not cash, then into the right to receive consideration in a form that is equivalent in value to the form of consideration payable to the Common Stock holders in exchange for their shares of Common Stock, in an amount equal to the product of (i) the consideration per share payable to the Common Stock holders multiplied by (ii) the number of shares of Common Stock covered by the Restricted Stock Unit.  The Restricted Stock Unit to be settled with this alternate form of consideration shall continue to vest in accordance with its original vesting schedule, but shall become 100% vested after the date of a qualifying termination event as described above occurring within two (2) years of the date of a Change in Control. This paragraph applies to all Restricted Stock Units, whether with or without performance-based restrictions.

For grants of Restricted Stock Units with performance-based restrictions, the Compensation Committee, in its sole discretion, will determine the extent to which a Participant is entitled to vesting in the event of his death, Disability or Retirement. Subject to Section 7.4, the Compensation Committee may approve Restricted Stock Unit Awards that provide alternate vesting schedules.     For purposes of this Section 7.3, account shall be taken of any adjustments made to the number of Restricted Stock Units subject to Awards as described in Section 8.3 hereof after the Date of Grant, such that the number of shares of Common Stock underlying Restricted Stock Units with respect to which a Participant is vested shall be redetermined at the time of an adjustment.

If this Section 7.3 conflicts with the terms of any employment or similar agreement to which a Participant is a party, that agreement’s terms will control with respect to any Restricted Stock Units that are granted to the Participant after the date on which such agreement is entered into.

7.4    Acceleration of Vesting. Notwithstanding anything to the contrary in the Plan, including Sections 6.2 and 7.3, the Compensation Committee, in its discretion, may accelerate, in whole or in part, the vesting schedule applicable to a grant of Restricted Stock Units; provided, however that no acceleration will result in vesting over a period of less than three (3) years unless such acceleration is on account of the Participant’s death, Disability, Retirement, termination of employment or a Change of Control.

7.5    Taxes and Withholding. When a Participant incurs tax liability in connection with the lapse of a restriction which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay an amount required to be withheld under applicable tax laws, the withholding tax obligation will be satisfied by withholding from shares to be issued upon lapse of such restriction that number of shares of Common Stock having a Fair Market Value equal to the minimum amount required to be withheld (but in no event any more than the minimum amount required to be withheld). Generally, such shares withheld shall be returned to the reserve held by the Corporation unless the Participant opts to make payment in cash in lieu of the share withholding pursuant to procedures established by the Corporation. Additionally, the Corporation shall also be permitted to accomplish this withholding requirement by selling the number of shares of Common Stock sufficient to cover the full tax liability, and to the extent any excess amount remains after satisfying the tax liability, such amount shall be refunded to the Participant. The amount of any such withholding shall be determined by the Corporation.

7.6    Surrender of Restricted Stock Units. Any Restricted Stock Units granted under the Plan may be surrendered to the Corporation for cancellation on such terms as the Committee and the Participant agree.

7.7    Incorporation by Reference of Articles of Incorporation. The relevant provisions of the Articles of Incorporation are hereby incorporated by reference.

Article 8
Amendment and Termination of the Plan; Reorganizations and
Recapitalizations of the Corporation

8.1    Amendment of the Plan. The Compensation Committee may from time to time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act and with section 162(m) of the Code (or any other applicable law or regulation, including the requirements of any stock exchange on which the Common Stock is listed or quoted), shareholder approval of any plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation. In the event of a revision or amendment to the Plan, all outstanding Restricted Stock Units shall be adjusted to be consistent with the terms and provisions of the Plan, as revised or amended, and in such manner as the Compensation Committee may deem equitable or as may be required pursuant to applicable law; provided, however, that except with the written consent of a Participant or as otherwise specifically provided herein with respect to a replacement plan, no amendment, suspension, termination or modification of the Plan shall alter or impair the rights of a Participant under any Award previously granted under the Plan.

8.2    Termination of the Plan. The Compensation Committee, with the approval or at the direction of the Board of Directors, and the Board of Directors shall have the right and power to terminate the Plan at any time, and no Restricted Stock Units shall be granted under the Plan after the termination of the Plan. The termination of the Plan shall not have any other effect, and any outstanding Restricted Stock Units shall be subject to the same terms and conditions as provided in Article 7 hereof, that would have applied to such Restricted Stock Units if the Plan had not been terminated.

8.3    Reorganizations and Recapitalizations of the Corporation.

(a)    The existence of this Plan and Restricted Stock Units granted hereunder shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    Except as hereinafter provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares underlying Restricted Stock Units granted hereunder.

(c)    The shares underlying Restricted Stock Units that may be granted hereunder are shares of Common Stock of the Corporation as presently constituted, but if, and whenever, prior to the vesting of the Restricted Stock Units and the delivery by the Corporation of the Common Stock, the Corporation shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of outstanding shares of Common Stock, without receiving compensation therefore in money, services or property, the number of shares subject to the Plan shall be proportionately adjusted, and the number of Restricted Stock Units granted, as well as the number of shares of Common Stock available for future Restricted Stock Unit Awards, shall be adjusted as follows:

(i)    in the event of an increase in the number of outstanding shares, be proportionately increased; and

(ii)    in the event of a reduction in the number of outstanding shares, be proportionately reduced.

(d)    To the extent that any adjustment described in this Section 8.3 relates to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons, subject to obtaining the agreement of the Corporation’s auditors to such adjustments.

Article 9
Compliance With Other Laws and Regulations

9.1    Registration or Qualification of Securities. The Plan and the grant of Restricted Stock Units under the Plan shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Each Restricted Stock Unit shall be subject to the requirement that if at any time the Compensation Committee shall determine, in its discretion, that the listing, registration or qualification of the underlying shares covered thereby under any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Restricted Stock Units, the Restricted Stock Units shall comply with any registration, qualification, consent or approval requirements as imposed by the Compensation Committee.

9.2    Representation. The Compensation Committee may require that any Person who is granted Restricted Stock Units under the Plan represent and agree in writing that if the shares of Common Stock made subject to the Restricted Stock Units are issuable under an exemption from registration requirements, the shares will be "restricted" securities which may be resold only in compliance with the applicable securities laws, and that such Person is acquiring the shares issued for investment purposes and not with a view toward distribution.

Article 10
Restrictions on Transfer

A Participant's rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise his rights under the Plan. No purported assignment, pledge or transfer of Restricted Stock Units granted under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported transferee or assignee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Restricted Stock Units thereunder shall terminate and become of no further effect.

Article 11
General Provisions

11.1    No Right to Continued Employment. No Employee or any other Person shall have any claim or right to be issued Restricted Stock Units under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Restricted Stock Units pursuant to the Plan shall be deemed to constitute a contract of employment between the Corporation and any Employee or to be a condition of the employment of any Person. The Plan and any Restricted Stock Units granted under the Plan shall not confer upon any Participant any right with respect to continued employment by the Corporation, nor shall they interfere in any way with the right of the Corporation to terminate the employment of any Participant at any time, and for any reason, with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of a Participant is and continues to be "at will."

11.2    Beneficiaries or Representatives of a Participant. The Compensation Committee's determination of death or Disability and of the right of any Person other than a Participant under the Plan shall be conclusive. The Compensation Committee, in its discretion, may require from any Person, other than a Participant, such security and indemnity as the Compensation Committee, in its discretion, deems necessary or advisable.

11.3    Elimination of Fractional Shares. If under any provision of the Plan that requires a computation of the number of shares of Common Stock the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

11.4    Inspection of Records. Copies of the Plan, records reflecting each Participant's Awards, and any other documents and records that a Participant is entitled by law to inspect shall be open to inspection by the Participant and his duly authorized representative(s) at the office of the Corporation at any reasonable business hour.

11.5    Word Meanings. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Plan as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

11.6    Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of the Plan as set forth in the text.

11.7    Severability. Whenever possible, each provision in the Plan and all Awards granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then, (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and all other Awards at any time granted under the Plan shall remain in full force and effect.

11.8    Compliance with Section 16(b) of the Securities Exchange Act. With respect to Reporting Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee. The Compensation Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors of the Corporation, subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

11.9    Strict Construction. No rule of strict construction shall be implied against the Compensation Committee, the Corporation or any other Person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Compensation Committee.

11.10    Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of New York and construed in accordance therewith.

11.11    Section 409A.

(a)    Awards are intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code ("Section 409A"). To the extent that any Award is subject to the requirements of Section 409A, then, with respect to such Award, the Plan and the Award Agreement will be interpreted to the maximum extent permitted by law in a manner to comply with the requirements of Section 409A.

(b)    Notwithstanding any other provision of the Plan or the Award Agreement, Awards that are subject to the requirements of Section 409A may only be paid out upon an event and in a manner that complies with Section 409A. Accordingly, any such payment that is to be made upon or as a result of a termination of employment, change in control, or disability, shall only be made if such termination of employment constitutes a "separation from service" (as defined under Section 409A), and, for purposes of any such provision of the Plan or the Award Agreement, (i) references to a "termination," "termination of employment," "employment termination date," or like terms shall mean "separation from service" (as defined in Section 409A), (ii) references to a "change in control" shall be limited by the definition of "change in control event" set forth in Treasury Regulation Section 1.409A-3(i)(5), and (iii) references to "disability" shall be limited by the definition of disability set forth in Treasury Regulation Section 1.409A-3(i)(4).

(c)    To the extent that an Award is subject to the requirements of Section 409A and is payable as a result of a separation from service (as defined under Section 409A) during the six-month period immediately following such separation from service, then, notwithstanding any other provision in the Plan or the Award Agreement to the contrary, the Award will not be paid to the Participant during the six-month period immediately following the Participant's separation from service if the Participant is then deemed to be a "specified employee" (as that term is defined under Section 409A and determined pursuant to any procedures and elections made by the Corporation). Such Award shall instead be paid during the seventh month following such separation from service. This paragraph will cease to be applicable in the event of and following the Participant's death.

(d)    For purposes of Section 409A, any installment payment provided under an Award shall be treated as a separate payment.

(e)    Notwithstanding the foregoing, the Corporation makes no representation about the effect of Section 409A on the provisions of any Award and the Corporation shall have no liability to any Participant in the event that the Participant becomes subject to taxation (including taxes, penalties, and interest) under Section 409A (other than any reporting and/or withholding obligations that the Corporation may have under applicable tax law) or in the event the Participant incurs other expenses on account of non-compliance or alleged non-compliance with Section 409A.

To record the adoption of the Second Amended and Restated Sotheby’s Restricted Stock Unit Plan (Reflecting Amendments Effective as of January 1, 2015), the Corporation has caused the execution hereof as of this 1st day of January, 2015.

SOTHEBY'S
a Delaware corporation

By: /S/ Susan Alexander

Its: Executive Vice President, Worldwide Head of Human Resources